MTS News Release

Exhibit 99.1
MTS Systems Corporation
14000 Technology Drive
Eden Prairie, MN 55344-2290
Telephone 952-937-4000
Fax 952-937-4515

News Release

FOR IMMEDIATE RELEASE May 8, 2017

MTS REPORTS FISCAL 2017 SECOND QUARTER FINANCIAL RESULTS

EDEN PRAIRIE, MN - May 8, 2017 - MTS Systems Corporation (Nasdaq: MTSC), a leading global supplier of high-performance test systems and sensors, today reported financial results for its fiscal year 2017 second quarter ended April 1, 2017.

➢ Revenues of $193 million, an increase of 41 percent from the prior year period, with continued double digit organic growth of 10 percent and 31 percent growth from the PCB acquisition
➢ Gross margin of 41 percent increased 790 basis points from the prior year period driven by continued focus on project execution in Test and Sensors being a larger part of MTS results

➢	GAAP EPS increased 90% from the prior year period to $0.38, including a $0.29 negative impact from costs associated with the China investigation and acquisition integration and restructuring expenses

➢	Strong year-to-date operating cash flow of $41 million primarily due to continued focus on working capital improvements

"The second quarter of fiscal year 2017 was the third quarter in a row where we saw double-digit organic revenue growth and very strong overall growth with the additional revenue from the PCB acquisition. We continue to improve our Test backlog conversion rates, increase Test gross margin rates and drive solid top and bottom line growth throughout the business. The integration of PCB continues to progress as anticipated, which is translating into additional revenue and earnings in our Sensors segment. Test orders remained a challenge in the second quarter, however we believe the low point is now behind us and anticipate consistent and meaningful improvements in Test order rates throughout the second half of the year and into fiscal year 2018," said Dr. Jeffrey A. Graves, President and Chief Executive Officer of MTS Systems.

Fiscal 2017 Second Quarter Results
Revenue was $193.4 million, up $56.3 million or 41.1 percent, compared to the same quarter in the prior year. The PCB acquisition generated 30.8 percent of the increase. The remaining 10.3 percent increase came from organic revenue growth driven by both the Test business, which increased 8.8 percent from the strong conversion of backlog, as well as continued improvement in the legacy Sensors business, which saw double-digit growth of 17.4 percent under the new integrated Sensors sales leadership team and a strong focus on total customer satisfaction.
Overall, Test orders were down 11.3 percent to $110 million as our customers are targeting order placements later in 2017. Based upon these investment plans by our customers, we believe the low-point in orders was reached in our second quarter, and that we will now see increasing order rates throughout the second half of our fiscal year. Supporting this view, quoting rates have accelerated as we entered our third quarter, and the Test opportunity

MTS News Release

pipeline remains at a near record level of $1 billion in opportunities over the next twelve months. The Test segment ended the second quarter with a backlog of $298.1 million.
Earnings before taxes was $8.7 million, an increase of $4.4 million compared to the same quarter in the prior year. The increase primarily resulted from higher volumes, improved gross margins and the contribution from the PCB acquisition. These positive impacts were partially offset by $7.8 million of expenses related to the investigation into code of conduct violations in our China operation and acquisition integration and restructuring activities and $7.2 million of higher interest expense on debt used to fund the PCB acquisition.
Diluted earnings per share (EPS) on a GAAP basis was $0.38 compared to $0.20 in the prior year. The increase was driven by continued focus on Test project execution and the contribution from the PCB acquisition. The increase was partially offset by negative impacts of $0.25 from the China investigation, $0.03 from acquisition integration expenses and $0.01 from restructuring expenses. Excluding these items, diluted earnings per share on an adjusted basis would have been $0.67 which includes higher amortization expense and interest expense related to the PCB acquisition. See “Non-GAAP Financial Measures” below for further information.
A non-GAAP financial metric that we are tracking this year is our Adjusted EBITDA, as described in the "Non-GAAP Financial Measures" section, which reached $33.3 million in the second quarter of fiscal 2017, up from $31.5 million in the first quarter of fiscal 2017. A reconciliation of this non-GAAP measure to net income, the most directly comparable GAAP financial measure, is provided in Exhibit D of this earnings release.

Outlook
The company reaffirms its expected fiscal year 2017 revenues of $760 million to $790 million and GAAP earnings per share of $0.80 to $1.20 which includes acquisition integration, acquisition inventory fair value adjustment and restructuring expenses of $16.0 million to $18.0 million and the cost of the China investigation of approximately $9.0 million. In addition, we reaffirm our forecasted adjusted EBITDA for the full year to range between $115 million and $130 million. A reconciliation of this non-GAAP measure to net income, the most directly comparable GAAP financial measure, is included in Exhibit E of this earnings release.

Non-GAAP Financial Measures
We believe that disclosing diluted earnings per share excluding the impact from acquisition integration expenses, acquisition inventory fair value adjustment, China investigation expenses and restructuring expenses is useful to investors as a measure of operating performance. We use this as one measure to monitor and evaluate operating performance. Diluted earnings per share excluding these items, is a financial measure that does not reflect United States Generally Accepted Accounting Principles (GAAP). We calculate this measure by adding back the after-tax effect of the acquisition integration expenses, acquisition inventory fair value adjustment, China investigation expenses and restructuring expenses to net income and dividing the result by the diluted weighted average shares outstanding.

We believe that disclosing earnings before interest, taxes, depreciation and amortization (EBITDA) and EBITDA excluding the impact from stock-based compensation, acquisition integration expenses, acquisition inventory fair value adjustment, China investigation expenses and restructuring expenses (Adjusted EBITDA) is useful to investors as a measure of leverage and operating performance. We use these measures to monitor and evaluate leverage and operating performance. EBITDA and Adjusted EBITDA are financial measures that do not reflect GAAP. We calculate EBITDA by adding back interest, taxes, depreciation and amortization expense to net income. Adjusted EBITDA is calculated by adding back stock-based compensation, acquisition integration expenses, acquisition inventory fair value adjustment, China investigation expenses and restructuring expenses to EBITDA.

Investors should consider these non-GAAP financial measures in addition to, not as a substitute for or better than, financial measures prepared in accordance with GAAP. Reconciliations of the components of these measures to the most directly comparable GAAP financial measures are included in Exhibits B, C, D and E to this earnings release.

MTS News Release

Second Quarter Conference Call
A conference call will be held on May 9, 2017, at 10:00 a.m. ET (9:00 a.m. CT). Call toll free +1-877-718-5111 (international toll +1-719-325-4823) and reference the conference pass code “1974965”. Telephone replay will be available at 1:00 p.m. ET following the call until 1:00 p.m. ET, May 16, 2017. Call toll free +1-888-203-1112 (international toll +1-719-457-0820) and reference the conference pass code “1974965”.
A transcript of the call can also be accessed from the MTS website at http://investor.mts.com. It will be available on May 10, 2017.

About MTS Systems Corporation
MTS Systems Corporation’s testing hardware, software and services solutions help customers accelerate and improve their design, development and manufacturing processes and are used for determining the mechanical behavior of materials, products and structures. MTS’s high-performance sensors provide controls for a variety of applications measuring motion, pressure, position, force and sound. MTS had 3,500 employees as of October 1, 2016 and revenue of $650 million for the fiscal year ended October 1, 2016. Additional information on MTS can be found at www.mts.com.

This release contains “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties, as well as assumptions, that could cause actual results to differ materially from historical results and those presently anticipated or projected. Statements made under the heading “Outlook” are forward-looking statements, and words such as “may,” “will,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions identify forward-looking statements in other parts of the release. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, statements about the expected benefits of the PCB acquisition and other statements that are not historical facts. These statements are based on MTS’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Risks, uncertainties and assumptions that could cause MTS’s actual results to differ materially from those discussed in the forward-looking statements include, but are not limited to, those described in the “Risk Factors” section of MTS’s most recent Form 10-K filed with the Securities and Exchange Commission (“SEC”) and updated in any subsequent Quarterly Reports on Form 10-Q and other filings with the SEC. The reports referenced above are available on MTS’s website at www.mts.com or on the SEC’s website at www.sec.gov. Forward-looking statements speak only as of the date on which statements are made, and MTS undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made to reflect the occurrence of unanticipated events or circumstances.

Investor Relations Contact
Brian Ross
Corporate Controller
(952) 937-4000

MTS News Release

MTS SYSTEMS CORPORATION
Condensed Consolidated Statements of Income
(unaudited - in thousands, except per share data)

	Three Months Ended		Six Months Ended
	April 1, 2017	April 2, 2016	April 1, 2017	April 2, 2016

Revenue	$193,424	$137,098	$392,703	$277,599
Cost of sales	114,568	91,954	240,383	179,944
Gross profit	78,856	45,144	152,320	97,655
Gross margin	40.8%	32.9%	38.8%	35.2%

Operating expenses
Selling, general and administrative	54,183	35,021	108,676	68,637
Research and development	9,261	5,752	17,942	11,046
Total operating expenses	63,444	40,773	126,618	79,683

Income from operations	15,412	4,371	25,702	17,972
Operating margin	8.0%	3.2%	6.5%	6.5%

Interest income (expense), net	(7,418)	(257)	(14,698)	(458)
Other income (expense), net	666	107	(163)	(203)

Income before income taxes	8,660	4,221	10,841	17,311
Provision for income taxes	1,461	1,223	1,937	2,539
Net income	$7,199	$2,998	$8,904	$14,772

Earnings per share
Basic
Earnings per share	$0.38	$0.20	$0.47	$1.00
Weighted average common shares outstanding	19,016	14,756	18,992	14,808

Diluted
Earnings per share	$0.38	$0.20	$0.47	$0.99
Weighted average common shares outstanding	19,109	14,851	19,095	14,925

MTS News Release

MTS SYSTEMS CORPORATION
Condensed Consolidated Balance Sheets
(unaudited - in thousands, except per share data)

	April 1, 2017	October 1, 2016
ASSETS
Current assets
Cash and cash equivalents	$97,433	$84,780
Accounts receivable, net	115,830	133,500
Unbilled accounts receivable	73,951	76,626
Inventories, net	125,146	132,566
Other current assets	21,378	12,793
Total current assets	433,738	440,265

Property and equipment, net	99,131	100,789
Goodwill	369,224	369,700
Intangible assets, net	260,513	266,789
Other long-term assets	9,291	10,477
Total assets	$1,171,897	$1,188,020

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Current maturities of long-term debt, net	$10,218	$9,850
Accounts payable	41,480	46,383
Advance payments from customers	86,766	72,728
Other accrued liabilities	73,019	87,160
Total current liabilities	211,483	216,121

Long-term debt, less current maturities	449,798	455,001
Other long-term liabilities	106,572	111,638
Total liabilities	767,853	782,760

Shareholders' equity
Common stock, $0.25 par; 64,000 shares authorized:
16,724 and 16,660 shares issued and outstanding as
of April 1, 2017 and October 1, 2016, respectively	4,181	4,165
Additional paid-in capital	157,277	154,879
Retained earnings	255,459	256,589
Accumulated other comprehensive income (loss)	(12,873)	(10,373)
Total shareholders' equity	404,044	405,260
Total liabilities and shareholders' equity	$1,171,897	$1,188,020

MTS News Release

Exhibit A
MTS SYSTEMS CORPORATION
Segment Financial Information
(unaudited - in thousands)

	Three Months Ended
Test Segment	April 1, 2017	April 2, 2016	% Variance

Revenue	$123,840	$113,797	9%
Cost of sales	79,106	80,628	(2)%
Gross profit	44,734	33,169	35%
Gross margin	36.1%	29.1%

Operating expenses	38,367	31,454	22%

Income from operations	$6,367	$1,715	271%

Sensors Segment

Revenue	$69,584	$23,301	199%
Cost of sales	35,462	11,326	213%
Gross profit	34,122	11,975	185%
Gross margin	49.0%	51.4%

Operating expenses	25,077	9,319	169%

Income from operations	$9,045	$2,656	241%

Total Company

Revenue	$193,424	$137,098	41%
Cost of sales	114,568	91,954	25%
Gross profit	78,856	45,144	75%
Gross margin	40.8%	32.9%

Operating expenses	63,444	40,773	56%

Income from operations	$15,412	$4,371	253%

MTS News Release

Exhibit B
MTS SYSTEMS CORPORATION
Reconciliation of Earnings Per Share Excluding Acquisition Integration,
China Investigation and Restructuring Expenses
(unaudited - in thousands, except per share data)

	Three Months Ended
	April 1, 2017
	Pre-Tax	Tax	Net
Net income	$8,660	$1,461	$7,199
Acquisition integration expenses[1]	690	188	502
China investigation expenses[1]	6,759	1,827	4,932
Restructuring expenses[2]	381	134	247
Adjusted net income[3]	$16,490	$3,610	$12,880

Weighted average diluted common shares outstanding			19,109

Diluted earnings per share	$0.45	$0.07	$0.38
Diluted earnings per share - Impact of acquisition integration expenses	0.04	0.01	0.03
Diluted earnings per share - Impact of China investigation expenses	0.35	0.10	0.25
Diluted earnings per share - Impact of restructuring expenses	0.02	0.01	0.01
Adjusted diluted earnings per share[3]	$0.86	$0.19	$0.67

1 In determining the tax impact of acquisition integration and China investigation expenses, we applied a U.S. effective income tax rate before discrete items to these expenses.

2 In determining the tax impact of restructuring expenses, we applied the statutory rate in effect for each jurisdiction where restructuring expenses were incurred.

[3] Denotes non-GAAP financial measure.

MTS News Release

Exhibit C
MTS SYSTEMS CORPORATION
Reconciliation of Earnings Per Share Excluding Acquisition Integration
Acquisition Inventory Fair Value Adjustment, China Investigation and Restructuring Expenses
(unaudited - in thousands, except per share data)

	Six Months Ended
	April 1, 2017
	Pre-Tax	Tax	Net
Net income	$10,841	$1,937	$8,904
Acquisition integration expenses[1]	2,378	624	1,754
Acquisition inventory fair value adjustment[1]	7,724	1,993	5,731
China investigation expenses[1]	8,735	2,337	6,398
Restructuring expenses[2]	944	330	614
Adjusted net income[3]	$30,622	$7,221	$23,401

Weighted average diluted common shares outstanding			19,095

Diluted earnings per share	$0.57	$0.10	$0.47
Diluted earnings per share - Impact of acquisition integration expenses	0.12	0.03	0.09
Diluted earnings per share - Impact of acquisition inventory fair value adjustment	0.40	0.10	0.30
Diluted earnings per share - Impact of China investigation expenses	0.46	0.12	0.34
Diluted earnings per share - Impact of restructuring expenses	0.05	0.02	0.03
Adjusted diluted earnings per share[3]	$1.60	$0.37	$1.23

1  In determining the tax impact of acquisition integration, acquisition inventory fair value adjustment and China investigation expenses, we applied a U.S. effective income tax rate before discrete items to these expenses.

2 In determining the tax impact of restructuring expenses, we applied the statutory rate in effect for each jurisdiction where restructuring expenses were incurred.

[3] Denotes non-GAAP financial measure.

MTS News Release

Exhibit D
MTS SYSTEMS CORPORATION
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
(unaudited - in thousands)

	Three Months Ended	Six Months Ended

	April 1, 2017	April 1, 2017
Net income	$7,199	$8,904
Provision for income taxes	1,461	1,937
Interest (income) expense, net	7,418	14,698
Depreciation and amortization	8,440	16,832
EBITDA[1]	$24,518	$42,371

Stock-based compensation	916	2,637
Acquisition integration expenses	690	2,378
Acquisition inventory fair value adjustment	—	7,724
China investigation expenses	6,759	8,735
Restructuring expenses	381	944
Adjusted EBITDA[1]	$33,264	$64,789

[1] Denotes non-GAAP financial measure.

MTS News Release

Exhibit E
MTS SYSTEMS CORPORATION
Reconciliation of EBITDA and Adjusted EBITDA to Net Income - Outlook
(unaudited - in thousands)

	Twelve Months Ended

	September 30, 2017
	Low	High
Net income	$15,400	$23,000
Provision for income taxes	3,900	6,500
Interest (income) expense, net	30,000	31,000
Depreciation and amortization	34,000	35,000
EBITDA[1]	$83,300	$95,500

Stock-based compensation and non-recurring expenses[2]	31,700	34,500
Adjusted EBITDA[1]	$115,000	$130,000

[1] Denotes non-GAAP financial measure.

[2] Includes pre-tax forecast expenses for stock-based compensation, acquisition integration, acquisition inventory fair value adjustment, restructuring and China investigation.